1,875,000 Shares of Common Stock

Naked Brand Group, Inc.

UNDERWRITING AGREEMENT

December 17, 2015

Noble Financial Capital Markets
951 Yamato Road, Suite #210
Boca Raton, FL 33431

and

Dawson James Securities, Inc.
1 N. Federal Highway, 5th Floor
Boca Raton, FL 33432

   As representatives of the several
   Underwriters named in Schedule I hereto

Ladies and Gentlemen:

             Naked Brand Group, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Noble Financial Capital Markets and Dawson James Securities, Inc. are acting as representatives (the “Representatives”), an aggregate of 1,875,000 shares (the “Firm Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). The Company has also granted to the Underwriters an option to purchase up to 281,250 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (the “Agreement”) are herein collectively referred to as the “Shares.”

              The Underwriters have agreed to reserve a portion of the Shares to be purchased by them under this Agreement, up to an aggregate of 281,250 shares of Common Stock, for sale to the Company’s directors, officers, employees, business associates and other parties related to the Company (collectively, “Directed Share Participants”), as set forth in the Prospectus. The Shares to be sold by the Underwriters pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Directed Share Participant by 4:30 p.m., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

             The Company and Noble Financial Capital Markets, in accordance with the requirements of Rule 5121 of Financial Industry Regulatory Authority Inc. (“Rule 5121”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Dawson James Securities, Inc., and Dawson James Securities, Inc. hereby confirms its agreement to render services, as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering and sale of the Shares. Dawson James Securities, Inc., in its capacity as qualified independent underwriter, is referred to herein as the “QIU.” No compensation will be paid to the QIU for its services as QIU. Dawson James Securities, Inc. hereby represents, warrants and confirms that in its capacity as acting as the “qualified independent underwriter” within the meaning of Rule 5121 it has participated in the preparation of the Registration Statement (as defined below) and the Prospectus (as defined below) and has exercised the usual standards of due diligence with respect thereto.

             The Company hereby confirms as follows its agreement with respect to the sale of the Shares to the Underwriters.

             1.         Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-207110) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein as the “Registration Statement.” The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (the “Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein, the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Shares and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

              2.         Representations and Warranties of the Company.

                             (a)         Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters as follows:

                             (i)         Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

                             (ii)         Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), the Time of Sale Disclosure Package (as defined below) did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, the Company makes no representations or warranties as to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Underwriters, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 6(e).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II-2 hereto.

“Time of Sale Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Time of Sale, the Preliminary Prospectus dated December 15, 2015 and the pricing information on Schedule II-1, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405.

“Time of Sale” means 6:30 a.m. (Eastern time) on December 17, 2015 or such other time as agreed by the Company and the Representatives.

                             (iii)         No Free Writing Prospectuses. The Company has not issued and will not issue any free writing prospectus in connection with the public offering of the Shares, unless it obtains the prior written consent of the Representatives.

                             (iv)         No Other Offering Materials. Except to comply with any rights of first refusal or other similar rights, the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, or any free writing prospectus reviewed and consented to by the Representatives or other materials permitted by the Act to be distributed by the  Company.

                             (v)         Financial Statements. The consolidated financial statements of the Company and its subsidiaries, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present, in all material respects, the financial condition of the Company as of the dates or periods indicated and the results of operations and changes in cash flows for the periods therein specified. Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes~~,~~ as permitted by the rules of the Commission. The supporting schedules included in the Registration Statement, if any, present fairly, in all material respects, the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, if any, complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Act. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. BDO USA LLP and BDO Canada LLP, have each expressed their respective opinions and delivered their respective reports with respect to the applicable financial statements and schedules, if any, filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and each is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

                             (vi)       Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing (to the extent the concept of good standing is recognized in such jurisdictions) under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing (to the extent the concept of good standing is recognized in such jurisdictions) would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

                             (vii)      Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there is no current or threatened interruption in raw material supplies or manufacturing with respect to any of the Company’s products, product components or raw materials which will or could result in a material supply shortage or disruption; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities disclosed in the Time of Sale Disclosure Package and Prospectus), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (except pursuant to equity compensation plans or arrangements described in the Time of Sale Disclosure Package and Prospectus), of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”) or any development which would reasonably be expected to result in any Material Adverse Change.

                             (viii)     Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Shares. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

                             (ix)         Disclosure of Legal Matters. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

                             (x)         Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter, bylaws, or organizational documents of the Company or any of its subsidiaries, or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court, arbitrator, governmental contractor, or any U.S., Canadian, or non-U.S. federal, state, local or foreign governmental agency or regulatory authority, governmental or regulatory agency or body or self-regulatory organization having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) or (C) as would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act , the rules of the Financial Industry Regulatory Authority (“FINRA”), the Nasdaq Capital Market or state securities or blue sky laws; and the Company has corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement.

                             (xi)         Capitalization; the Shares; Registration Rights. All of the issued and outstanding shares of Common Stock have been authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws and applicable exemptions therefrom, have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been validly waived in writing (a copy of which has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability by reason of being such holders; and the Shares which may be sold hereunder by the Company have been duly authorized and, the Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. The Common Stock of the Company, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the charter, bylaws, or organizational documents of the Company or any of its subsidiaries or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, except for such rights as have been duly waived, (B) neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), or any anti-dilution or similar rights and (C) and except as set forth for the Registration Statement, in the Time of Sale Disclosure Package and Time of Prospectus, no person has Registration Rights. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Description of Securities – General.”

                             (xii)      Underwriters’ Warrants: The warrants to purchase Common Stock to be issued to certain of the Underwriters (the “Underwriters’ Warrants”) pursuant to Section 3(d) have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriters’ Warrants and when issued and paid for in accordance with the terms of the Underwriters’ Warrants, such Common Stock will be validly issued, fully paid and non-assessable (such Common Stock, together with the Underwriters’ Warrants, the “Underwriters’ Securities”). The issuance of the Common Stock pursuant to the Underwriters’ Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries, except for such rights as have been duly waived.

                             (xiii)     Stock Options. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any of its subsidiaries any shares of the capital stock of the Company or any of its subsidiaries. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder or warrants (the “Warrants”) set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options, warrants, and rights. Each grant of an Option or Warrant (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan or Warrant Agreement, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

                             (xiv)     Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business as currently conducted except where the failure to possess or comply with such permits, individually or in the aggregate, has not and would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”) and to the knowledge of the Company, all Material Permits are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Material Permit or has reason to believe that any such Material Permit will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

                             (xv)      Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) that is described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except (i) such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, or (ii) do not materially affect the value of such property or do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

                             (xvi)     Intellectual Property. The Company and each of its subsidiaries owns, possesses or has valid and enforceable licenses to use, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; and (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

                             (xvii)   No Violations or Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter, bylaws or other organizational documents, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject; except, in the case of clause (B) above, for any such breach or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                             (xviii)   Taxes. The Company and its subsidiaries have timely filed all federal, state, province, local and foreign income and franchise tax returns required to be filed or have properly requested extensions thereof and are not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed material liability for any tax to be imposed upon the properties or assets of the Company or its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

                             (xix)    Exchange Listing and Exchange Act Registration. The Common Stock is approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance. The Shares, when issued, will be listed on the Nasdaq Capital Market. The Company is in compliance with the rules and regulations of the Nasdaq Capital Market, subject to the exception, cure periods and phase in periods, to the extent applicable. The documents filed by the Company pursuant the Exchange Act~~;~~, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                             (xx)      No FINRA Affiliation. Except as previously disclosed to counsel for the Underwriters or as set forth in the Registration Statement, Time of Sale Disclosure Package and the Prospectus (a) to the knowledge of the Company there are no affiliations with members of FINRA among the Company’s officers or directors or any of the five percent (5%) or greater stockholders of the Company, and (b) to the knowledge of the Company, no beneficial owners of the Company’s capital stock who, together with their associated persons and affiliates hold in the aggregate ten percent (10%) or more of such capital stock, have any direct or indirect association or affiliation with any member of FINRA.

                             (xxi)     Ownership of Other Entities. Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, all of the issued and outstanding capital stock and other ownership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary. Other than the subsidiaries of the Company listed in Exhibit 21 to the Company’s Form 10-K for the period ended January 31, 2015, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

                             (xxii)     Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As disclosed in the Time of Sale Disclosure Package and in the Prospectus, as of the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, there is a “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the Company’s internal control over financial reporting. Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, none of the Company, its board of directors and audit committee is aware of any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules, including the rules and regulations of the Nasdaq Capital Market (the “Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

                             (xxiii)    No Brokers or Finders. Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus and other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                             (xxiv)    Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as the Company believes to be prudent and customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage which it has sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

                             (xxv)      Regulatory Permits. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, the Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals consents and other authorizations (the “Regulatory Permits”) issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company, except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance in all material respects with the requirements of the Regulatory Permits, and all of the Regulatory Permits are valid and in full force and effect, in each case in all material respects; the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                             (xxvi)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

                             (xxvii)     Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, which the Company is required to be in compliance with.

                             (xxviii)   Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and designed such controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

                             (xxix)    Related Party Transactions. To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

                             (xxx)    Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, (B) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (C) the Bribery Act 2010 of the United Kingdom, or (D) any non-U.S. anti-bribery statute or regulation. The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

                             (xxxi)     OFAC.

                             (A)         Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of their directors, officers , employees, agents, affiliates or representatives is an individual or entity that is, or is owned or controlled by an individual or entity that is:

                             (1)         currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

                             (2)         located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

                             (B)         Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

                             (1)         to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

                             (2)         in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

                             (C)         For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

                             (xxxii)     Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

                             (xxxiii)   Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws which would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

                             (xxxiv)  ERISA and Employee Benefits Matters. To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan (as defined below). At no time has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except as would not have a Material Adverse Effect. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has received a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that would cause the loss of such qualification, except in each case, as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

                             (xxxv)    Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

                             (xxxvi)   Labor Matters. No labor disturbance or dispute with the employees of the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect, exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect. The Company does not have any obligations under any collective bargaining agreement with any union and, to the Company’s knowledge, no organization efforts are underway with respect to Company employees.

                             (xxxvii)   Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

                             (xxxviii) Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, in good faith, to be reliable and accurate in all material respects.

                             (xxxix)   Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable belief or has been disclosed other than in good faith.

                             (xl)        Material Agreement Modifications. Neither the Company nor any of its subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

                             (xli)       No Private Placements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any subsidiary has sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

                             (xlii)     No Market Stabilization. Neither the Company nor any of its directors, officers and, to the Company’s knowledge, its affiliates or controlling persons, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                             (xliii)    Effect of Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

              3.         Purchase, Sale and Delivery of Shares.

                             (a)         Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees to purchase from the Company, at the purchase price per Share set forth in Schedule II-1 hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

                             It is understood that an aggregate of 281,250 shares of Common Stock will be reserved by the Underwriters from the Firm Shares for offer and sale to the Directed Share Participants upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of FINRA. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, to purchase from the Company, at the purchase price per Share set forth in Schedule II-1 hereto, the number of Directed Shares set forth opposite the name of such Underwriter in Schedule I hereto as a part of the Firm Shares, and (ii) the Underwriters shall offer and sell such Directed Shares to the Directed Share Participants as directed by the Company. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement (the “Unsold Directed Shares”), such Unsold Directed Shares may be offered by the Underwriters to the public as part of the public offering contemplated herein.

                             It is understood that each Underwriter has authorized the Representatives, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which such Underwriter has agreed to purchase. Noble Financial Capital Markets, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Noble Financial Capital Markets by the First Closing Date (as defined below) or the Second Closing Date (as defined below), as applicable, but such payment shall not relieve such Underwriter from its obligations hereunder.

                             The Firm Shares will be delivered by the Company to the account of the Representatives for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Noble Financial Capital Markets, 951 Yamato Road, Suite #210, Boca Raton, FL 33431, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern time on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing” and “First Closing Date.”

                             (b)         Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the same purchase price per Share as the Firm Shares, that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to purchase hereunder.

                             The Company hereby grants to the Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares for use solely in covering any over allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by the Representatives, when the Option Shares are to be delivered, such time and date being herein referred to as a “Second Closing” and “Second Closing Date,” respectively; provided, however, that a Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

                             The Option Shares will be delivered by the Company to the account of the Representatives for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Noble Financial Capital Markets, 951 Yamato Road, Suite #210, Boca Raton, FL 33431, or such other location as may be mutually acceptable at 9:00 a.m., Eastern time, on a Second Closing Date.

                             (c)         Delivery. If the Representatives so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at DTC designated by the Underwriters. Certificates representing the Shares in definitive form and in such denominations and registered in such names as the Representatives have set forth in the notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date or a Second Closing Date (each a “Closing Date”) at the office of Noble Financial Capital Markets, 951 Yamato Road, Suite #210, Boca Raton, FL 33431, or such other location as may be mutually acceptable.

                             (d)         Underwriters’ Warrants. On the First Closing Date, the Company will issue to certain of the Underwriters (and/or their designees) warrants to purchase that number of shares of Common Stock equal to eight percent (8%) of the Firm Shares (adjusted upward to the nearest whole share), provided, that the number of Underwriters Warrants to be received shall be reduced by fifty percent (50%) with respect to purchases of Firm Shares (including purchases of Directed Shares) by any of the Company’s officers, directors, or any of their respective affiliates. The warrants to be issued to certain of the Underwriters on the First Closing Date pursuant to this Section 3(d) are herein collectively referred to as the “Underwriters’ Warrants.” The Underwriters’ Warrants shall be in the form of Exhibit B attached hereto. The Underwriters’ Warrants shall have an exercise price per share equal to $4.80. The Underwriters’ Warrants will be exercisable beginning six (6) months after the date of the Closing until the fifth (5th) anniversary of the Effective Date (as defined below). The Underwriters understand and agree that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriters’ Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the effective date of the Registration Statement (the “Effective Date”) and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the offering contemplated hereby, or (ii) a bona fide officer or partner of the Underwriter or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lockup restrictions.

              4.         Covenants.

                              (a)         Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

                             (i)         Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of Rule 462(b) and the Act. During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), the Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of the Representatives, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters and the issuance of the Underwriters’ Securities; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                             (ii)       Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, or the Prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply in all material respects with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

                             (iii)      Continued Compliance with Securities Laws. During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares and Underwriters’ Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify the Underwriters of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify the Underwriters when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

                             (iv)       Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Representatives, to qualify the Shares and the Underwriters’ Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares and the Underwriters’ Securities, except that the Company shall not be required in connection therewith to (i) qualify as a foreign corporation or other entity in any jurisdiction in which it is not so qualified or as a dealer in securities in any such jurisdiction, (ii) execute a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any jurisdiction if it not otherwise subject.

                             (v)         Provision of Documents. To the extent not available on EDGAR, the Company will furnish to the Representatives, at its own expense, such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement (in each case excluding exhibits), (ii) each Preliminary Prospectus, (ii) the Time of Sale Disclosure Package, (iii) the Prospectus, and (iv) all amendments and supplements to such documents, in each case as soon as available.

                             (vi)       Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                             (vii)      Payment and Reimbursement of Expenses. The Company, upon consummation of the transactions contemplated hereby, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares and the Underwriters’ Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including blue sky memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representatives shall reasonably designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable documented fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) listing fees, if any, (G) the cost and expenses of the Company and the actual, documented out-of-pocket expenses of the Underwriters relating to investor presentations or any “road show” undertaken in connection with marketing of the Shares, (H) the documented fees and disbursements of Underwriters’ Counsel, and (I) all other actual, documented out-of-pocket costs and expenses of the Underwriters incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 8 hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder. Notwithstanding anything to the contrary, the maximum amount payable by the Company for fees of the Underwriters and the Underwriters’ counsel shall be $75,000.

                             (viii)      Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

                             (ix)       Company Lock Up. The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “LockUp Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing Lock-Up Period shall not apply to (i) the Securities to be sold to the Underwriters pursuant to this Agreement; (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, the exercise of any preemptive rights, the vesting of a restricted stock unit or the conversion or exchange of a security outstanding on the date hereof and referred to in the Time of Sale Disclosure Package and the Prospectus, (iii) any shares of Common Stock or restricted common stock issued or restricted stock units or options to purchase Common Stock granted pursuant to any Company Stock Plans or deferred compensation arrangements referred to in the Time of Sale Disclosure Package and the Prospectus, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Time of Sale Disclosure Package and the Prospectus, (v) shares of Common Stock or other securities issued by the Company in connection with joint ventures, commercial relationships or other strategic transactions; provided, however, that any recipients of securities pursuant to this clause (v) shall enter into Lock-Up Agreements (as defined below) in substantially the form of Exhibit A hereto with respect to the remaining portion of the Lock-Up Period; or (vi) the filing of one or more registration statements on Form S-8 with respect to any securities issued pursuant to any Company Stock Plans described in the Time of Sale Disclosure Package and the Prospectus. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

                             (x)         Stockholder Lock-Ups. The Company has caused to be delivered to the Underwriters prior to the date of this Agreement a lock-up agreement, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule III. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

                             (xi)        No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

                             (xii)       Commission Reports. The Company, during the period when a Prospectus relating to the Shares is (or but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file on a timely basis with the Commission pursuant to the Exchange Act with the time periods required by the Exchange Act and the rules and regulations thereunder.

                             (xiii)       Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus without the prior consent of the Representatives.

                             (xiv)       Fee Obligation. If within twelve (12) months after the expiration of the engagement letter between the Company and Noble Financial Capital Markets, dated September 23, 2015 (the “Engagement Letter”), the Company sells debt, equity or equity securities to investors contracted by Noble Financial Capital Markets, then the Company shall pay to Noble Financial Capital Markets, at the time of each such sale, the fees payable to Noble Financial Capital Markets as set forth in Section 3., but as applicable to such new sale(s). Notwithstanding anything in this Section (xv) or the Agreement to the contrary, Noble Financial Capital Markets will comply with FINRA Rule 5110(f)(2)(D).

             5.         Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and a Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

                             (a)         Required Filings; Absence of Certain Commission Actions. All filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or otherwise).

                             (b)         Continued Compliance with Securities Laws. The Representatives shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Underwriters, is material or omits to state a material fact which, in the opinion of the Underwriters, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the opinion of the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                             (c)         Absence of Certain Events. Except as described in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities described in the Time of Sale Disclosure Package), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities described in the Time of Sale Disclosure Package), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development that would be reasonably expected to result in a Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, that in the Representatives’ judgment, makes it impractical or inadvisable to offer or deliver the Shares and the Underwriters’ Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

                             (d)         Opinion of Company Counsel. On each Closing Date, there shall have been furnished to the Representatives the opinion and negative assurance letter of Duane Morris LLP, counsel for the Company, dated such Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives substantially in the form heretofore agreed by the parties. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel reasonably satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

                             (e)         Comfort Letter. On the date hereof, the Representatives shall have received a letter from each of BDO USA, LLP and BDO Canada, LLP, dated as of the date hereof and addressed to the Representatives, (i) confirming that it is an independent public accountant within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus. On the Closing Date, the Representatives shall have received a letter from each of BDO USA, LLP and BDO Canada, LLP, dated as of the Closing Date, to the effect that each reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                             (f)         Officers’ Certificate. On each Closing Date, there shall have been furnished to the Representatives a certificate, dated such Closing Date and addressed to the Representatives, signed by (x) the chief executive officer or president and (y) the chief financial officer of the Company, to the effect that to their knowledge:

                             (i)         The representations and warranties of the Company in this Agreement are true and correct with the same force and effect as if expressly made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                             (ii)         No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, or the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body.

                             (g)         Lock-Up Agreement. The Representatives shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

                             (h)         Other Documents. The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or they may have reasonably requested.

                             (i)         FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                             (j)         Exchange Listing. The Company Common Stock, including the Shares to be delivered on such Closing Date, will have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance.

                             All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

              6.         Indemnification and Contribution.

                             (a)         Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 405), directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which an Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred, to the extent that any such expense is not paid under the foregoing clauses (i) or (ii); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Underwriter, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by or on behalf of an Underwriter consists of the information described as such in Section 6(e).

             The Company also agrees to indemnify and hold harmless the QIU, its affiliates (as such term is defined in Rule 405), directors and officers and each person if any who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from any and all losses, claims, damages, or liabilities, joint or severally incurred as a result of the QIU’s acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Firm’s Shares and Option Shares; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action results from the willful misconduct of the QIU or any of its affiliates (as such term is defined in Rule 405), directors or officers or any person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

                             (b)         Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates (as such term is defined in Rule 405), directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred, to the extent that any such expense is not paid under the foregoing clauses (i) or (ii).

                             (c)         Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a separate counsel (in addition to local counsel) to represent the indemnified party in such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnified party or parties unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action, (v) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them, in any of which events such fees and expenses shall be borne by the indemnifying party or indemnifying parties and shall be paid as incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and each of their respective affiliates (as such term is defined in Rule 405), directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its affiliates (as such term is defined in Rule 405), directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed to the indemnified party as incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of subsection (a) above, in respect to such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU in its capacity as such and its affiliates (as such term is defined in Rule 405), directors and officers and each person if any, who control such QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. In the case of any such separate firm for the Underwriters and such affiliates, directors, officers and control persons of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such affiliates, directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the QIU in its capacity as such and such affiliates, directors, officers and control persons of the QIU, such firm shall be designated in writing by the QIU. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                             (d)         Contribution; Limitations on Liability. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, plus the costs, fees and expenses incurred by the Underwriters and paid or reimbursed by Company, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus. The relative benefits received by the QIU in its capacity as such shall be deemed equal to the compensation received by the QIU for acting in such capacity. The relative fault of the Company, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions plus the costs, fees and expenses incurred by such Underwriter and paid or reimbursed by the Company received by such Underwriter with respect to the Shares exceeds the amount of any damages that such Underwriter has otherwise paid or been required to pay by reason of any untrue or alleged untrue statement, omission or alleged omission or act or alleged act or failure to act or alleged failure to act, and the QIU, in its capacity as such, shall not be required to contribute any amount in excess of the amount the compensation received by the QIU for acting in such capacity exceeds the amount of any damage which the QIU has otherwise been required to pay by reason of QIU’s acting in such capacity in connection with the offering contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

                             (e)         Information Provided by the Underwriter. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth in the last two paragraphs on the cover page of the Preliminary Prospectus and the Prospectus and the subsection entitled “Conflicts of interest” under the heading “Summary of the Offering”, the second and fourth paragraphs under the heading “Underwriting”, the first paragraph under the heading “Underwriting – Discounts, Commissions and Expenses”, the last sentence under the heading “Underwriting – Underwriters’ Warrants”, “Underwriting – Price Stabilization, Short Positions and Penalty Bids”, “Underwriting – Electronic Offer, Sale and Distributions of Shares”, “Underwriting – Items of Value” and “Conflicts of Interest” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, or the Prospectus.

             7.         Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters, and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder and any termination of this Agreement.

             8.         Substitution of Underwriters.

                             (a)         Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than ten percent (10%) of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by the Representative) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

                             (b)         Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than ten percent (10%) of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to the Underwriters for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

                             (c)         Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven (7) business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

                             (d)         No Relief from Liability. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

              9. Termination.

                             (a)         Right to Terminate. The Representatives shall have the right to terminate this Agreement by giving written notice to the Company as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder as of the time such performance is due, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled as of the time such condition is required to be fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the Nasdaq Capital Market shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Capital Market, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities, (vi) there shall have occurred any outbreak or escalation of hostilities involving the United States, or there shall have been a declaration of national emergency or war by the United States, or (vii) there shall have occurred a material adverse change in financial markets or any other calamity or crisis that, in the Representative’s reasonable judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6 hereof shall at all times be effective and shall survive such termination.

                             (b)         Notice of Termination. If the Representatives elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by telephone, confirmed by letter.

             10.      Default by the Company.

                             (a)         Default by the Company. If the Company shall fail at the Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

                             (b)         No Relief from Liability. No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

             11.      Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, (i) if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representatives at Noble Financial Capital Markets, 951 Yamato Road, Suite #210, Boca Raton, FL 33431, to the attention of Equity Capital Markets and separately, General Counsel; (ii) if to the Company, shall be mailed via overnight delivery service or hand delivered via courier to it at 95 Madison Ave., 10th Floor, New York, NY 10016, to the attention of the President; and (iii) if to the QIU, in its capacity as such, shall be mailed via overnight delivery service or hand delivered via courier to it at 1 N. Federal Highway, 5th Floor, Boca Raton, FL 33432; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

             12.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers, employees and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

             13.      Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

             14.      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

             15.      Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

             16.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

             17.      General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

             Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

NAKED BRAND GROUP, INC.

By:	/s/ Joel Primus
Name:	Joel Primus
Title:	President

Confirmed as of the date first
above mentioned, on behalf of
itself and the other several
Underwriters named in Schedule I
hereto.

NOBLE FINANCIAL CAPITAL MARKETS

By:	/s/ Nico Pronk
Name:	Nico Pronk
Title:	President and CEO

DAWSON JAMES SECURITIES, INC.

By:	/s/ Robert D. Keyser, Jr.
Name:	Robert D. Keyser, Jr.
Title:	Chief Executive Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Schedule I

Underwriters

			Number of
			Option Shares to
			be Purchased if
	Number of	Number of	Option Exercised
Underwriter	Firm Shares	Directed Shares	in Full
Noble Financial Capital Markets	1,406,250	210,938	210,938
Dawson James Securities, Inc.	468,750	70,312	70,312
Total	1,875,000	281,250	281,250

Schedule I

Schedule II-1

Pricing Information

1.	The Company is selling 1,875,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, acting severally and not jointly, to purchase up to an additional 281,250 shares of Common Stock.

3.	The public offering price per share for the Shares shall be $4.00.

4.

The purchase price per share for the Firm Shares to be paid by the Underwriter shall be $4.00, being the public offering price per share set forth above, less $0.32 per share for Firm Shares sold in the public offering and less $0.16 per share for Firm Shares sold in the Directed Share Program or purchased by any of the Company’s directors, officers, employees or any of their respective affiliates or any of the Company’s consultants or advisors.

Schedule II-1

Schedule II-2

Issuer General Use Free Writing Prospectuses

None.

Schedule II-2

Schedule III

Lock-Up

Name
Andrew Kaplan
Carole Hochman
Carole Hochman S. Trust
Carlos Serra
David Hochman
Jesse Cole
Joel Primus
Martha Olson
Michael Flanagan
Nico Pronk
Paul Hayes
Noble Financial Capital Markets

Schedule III

Exhibit A

Form of Lock-Up Agreement

_________________, 2015

Noble Financial Capital Markets
951 Yamato Road, Suite #210
Boca Raton, FL 33431
                 and
Dawson James Securities, Inc.
1 N. Federal Highway, 5th Floor
Boca Raton, FL 33432

As representatives of the several
Underwriters named in Schedule I to the
Underwriting Agreement referred to below

Ladies and Gentlemen:

            The undersigned understands that Noble Financial Group, Inc. and Dawson James Securities, Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Naked Brand Group Inc., a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”). Terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

            To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending one year after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

            The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will, other testamentary document or intestate succession, (c) if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), (x) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members, stockholders, or wholly-owned subsidiaries of the undersigned or (y) transfers to any Entity which is directly or indirectly controlled by, or is under common control with, the undersigned, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (e) transfers of shares of Common Stock or any security convertible into Common Stock to any corporation, partnership, limited liability company or similar entity of which all of the beneficial ownership interests are held by the undersigned or the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (b)-(e), each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up agreement substantially in the form of this agreement, (f) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a charity or educational institution, (g) transfers or dispositions by a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this lock-up agreement, (h) the establishment of a new trading plan pursuant to Rule 10b5-1 under the Exchange Act providing for dispositions or sales of Common Stock; provided that such plan does not permit dispositions or sales of shares of Common Stock or any security convertible into Common Stock during the Restricted Period, (i) the exercise of options to purchase Common Stock outstanding as of the date hereof or granted under equity incentive plans in effect as of the date hereof or described in the registration statement with respect to the Public Offering, (j) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued pursuant to the settlement of payment deferred compensation arrangements in effect as of the date hereof or described in the registration statement with respect to the Public Offering, (k) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned shall remain subject to the restrictions contained herein, (l) the repurchase or forfeiture of securities by the Company in connection with termination of the undersigned’s employment with the Company, (m) the settlement of restricted stock, restricted stock units or options on a “net” basis or any other withholding of shares of Common Stock by the Company upon vesting and/or settlement of restricted stock, restricted stock units and/or options, provided that (x) the underlying shares of Common Stock received by the undersigned shall continue to be subject to the restrictions on transfer set forth in this agreement and (y) the Company becomes the owner of the shares of Common Stock surrendered in the net exercise or such shares are, or deemed to be, surrendered and cancelled, (n) the transfer or sale of any shares of Common Stock or other securities solely to satisfy tax obligations related to the delivery of shares pursuant to the vesting of restricted stock units or restricted shares granted to the undersigned; provided that, any filing made under the Exchange Act or other public announcement shall indicate (in the notes thereto or otherwise) that the filing or announcement relates to the circumstances described in this clause (n); (o) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that are the subject of any pledge in effect as of the date of hereof, and (p) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to any order or settlement agreement not involving any public sale of shares of Common Stock or other securities and approved by any court of competent jurisdiction, provided that the undersigned shall cause the transferee to sign and deliver to the Representatives a lock-up agreement substantially in the form of this agreement, and provided further, that any filing or public announcement under the Exchange Act or otherwise that is required to be made during the Restricted Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership, adoption or step relationship, not more remote than first cousin.

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            In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

            The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

            Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. If (i) the closing of the Public Offering has not occurred prior to ______________, 2015, (ii) the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering, (iii) the registration statement filed with respect to the Public Offering is withdrawn or (iv) for any reason the Underwriting Agreement is not executed by _____________, 2015 or shall be terminated prior to the initial closing date of the Shares to be sold thereunder, this agreement shall be void and of no further force or effect.

[Signature follows on Next Page]

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            This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name of Stockholder—Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity—Please Print)

(Title of Signatory if Stockholder is an entity—Please Print)

Exhibit B

Form of Underwriters’ Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING (DEFINED BELOW), OR (II) A BONA FIDE OFFICER OR PARTNER OF NOBLE FINANCIAL CAPITAL MARKETS, DAWSON JAMES SECURITIES, INC. OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER OR (B) CAUSE THIS PURCHASE WARRANT OR THE SHARES (DEFINED BELOW) TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE SHARES, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(G)(2).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [•], 2016, AND VOID AFTER 5:00 P.M., EASTERN TIME, [•], 2020.

COMMON STOCK PURCHASE WARRANT

For the Purchase of [•] Shares of Common Stock
of
Naked Brand Group, Inc.

1.             Purchase Warrant. THIS CERTIFIES THAT, for value received, [•] or its assigns (“Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [•], 2016 (the “Commencement Date”), and until at or before 5:00 p.m., Eastern time, [•], 2020 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [•] shares of common stock of Naked Brand Group, Inc., a Nevada corporation (the “Company”), par value $0.001 per share (the “Shares”), subject to adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. This Purchase Warrant is initially exercisable at $4.80 per Share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. The term “Effective Date” shall mean December 17, 2015, the date on which the Registration Statement on Form S-1 (File No. 333-207110) of the Company (the “Registration Statement”) was declared effective by the U.S. Securities and Exchange Commission (the “Commission”).

2.             Exercise.

                 2.1             Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

                 2.2             Cashless Exercise. If at any time after the Commencement Date in lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder elects to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised) by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, the Company shall issue to Holder Shares in accordance with the following formula:

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Y (A – B)
X =	A

Where,

X = The number of Shares to be issued to Holder;
Y = The number of Shares for which the Purchase Warrant is being exercised;
A = The fair market value of one Share; and
B = The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)

if the Company’s common stock is traded on a securities exchange, the value shall be the closing price on such exchange the trading day prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)

if the Company’s common stock is actively traded over-the-counter, the value shall be deemed to be the closing bid price the trading day prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

                 2.3             Legend. Each certificate representing Shares shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”):

                 “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3.             Transfer.

                 3.1             General Restrictions on Transfer of Purchase Warrant. The Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) Noble Financial Capital Markets, Dawson James Securities, Inc. or an underwriter or a selected dealer participating in the public offering of shares of the Company’s common stock pursuant to the Registration Statement and the Underwriting Agreement dated as of December 17, 2015 by and between the Company and Noble Financial Capital Markets and Dawson James Securities, Inc., as representatives of the several underwriters named therein (the “Offering”), or (ii) a bona fide officer or partner of Noble Financial Capital Markets, Dawson James Securities, Inc. or of any such underwriter or selected dealer, in each case in accordance with FINRA Rule 5110(g)(1), or (b) cause this Purchase Warrant or the Shares to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the Shares, except as provided for in FINRA Rule 5110(g)(2). On and after 180 days after the Effective Date, transfers of this Purchase Warrant to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment of this Purchase Warrant, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

                 3.2             Restrictions Imposed by the Securities Act. The Holder shall not transfer any Shares unless and until: (i) the Company has received the opinion of counsel for the Holder that the Shares may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of the Shares has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established.

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4.             New Purchase Warrants to be Issued.

                 4.1             Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

                 4.2             Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.             Adjustments.

                 5.1             Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

                                         5.1.1             Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding shares of the Company’s common stock is increased by a stock dividend payable in shares of the Company’s common stock or by a split up of shares of the Company’s common stock or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares of the Company’s common stock, and the Exercise Price shall be proportionately decreased.

                                         5.1.2             Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding shares of the Company’s common stock is decreased by a consolidation, combination or reclassification of shares of the Company’s common stock or other similar event, then, on the effective date thereof, the number of shares of the Company’s common stock purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares of the Company’s common stock, and the Exercise Price shall be proportionately increased.

                                         5.1.3             Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of the Company’s common stock other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of the Company’s common stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of the Company’s common stock obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in shares of the Company’s common stock covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

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                                         5.1.4             Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in this Purchase Warrant. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

                 5.2             Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding shares of the Company’s common stock), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of shares of the Company’s common stock for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

                 5.3             Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6.             Reservation and Listing. The Company shall at all times reserve and keep available out of its shares of authorized capital stock, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Purchase Warrants and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all shares of the Company’s common stock to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the shares of common stock may then be listed and/or quoted.

7.             Certain Notice Requirements.

                 7.1             Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Purchase Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

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                 7.2             Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of shares of the Company’s common stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of shares of the Company’s common stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

                 7.3             Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

                 7.4             Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when (1) hand delivered, (2) when mailed by express mail or private courier service, or (3) via facsimile transmission or email of a .PDF on a Business Day before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed: (i) if to the registered Holder of the Purchase Warrant, to the following address of the Holder, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holder:

                 If to the Holder:

     [•]
     [•]
     [•]
     [•]
     [•]

                 If to the Company:

                 Naked Brand Group, Inc.
                 10th Floor, 95 Madison Avenue
                 New York, NY 10016
                 Attention: President

8.             Miscellaneous.

                 8.1             Amendments. This Purchase Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                 8.2             Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

                 8.3             Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                 8.4             Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

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                 8.5             Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                 8.6             Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

                 8.7             No Rights as Shareholders. Prior to exercise of this Purchase Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a shareholder with respect to the Shares.

                 8.8             Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Signature Page Follows]

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                 IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [•] day of [•], 2015.

NAKED BRAND GROUP, INC.

By:
Name:
Title:

SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT

[Form to be used to exercise Purchase Warrant]

Date: ____________  _____, 20___

            The undersigned hereby elects irrevocably to exercise the Purchase Warrant for shares of common stock, par value $0.001 per share (the “Shares”), of Naked Brand Group, Inc., a Nevada corporation (the “Company”), and hereby makes payment of $ (at the rate of $ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

              or

              The undersigned hereby elects irrevocably to convert its right to purchase Shares of the Company under the Purchase Warrant for Shares, as determined in accordance with the following formula:

Y (A – B)
X =	A

Where,

X = The number of Shares to be issued to Holder;
Y = The number of Shares for which the Purchase Warrant is being exercised;
A = The fair market value of one Share, which is equal to $           ; and
B = The Exercise Price, which is equal to $           per share.

            The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

            Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature _______________________________________________

Signature Guaranteed

_______________________________________________________

FORM OF EXERCISE OF COMMON STOCK PURCHASE WARRANT

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

            NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                          does hereby sell, assign and transfer unto the right to purchase shares of common stock, par value $0.001 per share, of Naked Brand Group, Inc., a Nevada corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                         , 20___

Signature ___________________________________________________

Signature Guaranteed

___________________________________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

FORM OF ASSIGNMENT OF COMMON STOCK PURCHASE WARRANT